Exhibit 99.1

Annie’s Rising Crust Frozen Pizzas Ship to Stores Nationwide February 11, 2013

BERKELEY, Calif.—February 4, 2013—Annie’s, Inc. (NYSE: BNNY), a leading natural and organic food company, today announced its Annie’s Rising Crust Frozen Pizzas will begin shipping to stores nationwide on February 11, 2013.

“Our great-tasting rising crust pizzas will soon be back in local freezer aisles,” said John Foraker, CEO of Annie’s. “While our recent voluntary recall of pizza products was unfortunate, we’ve sourced our flour from a different third-party supplier and stepped up our already stringent detection programs, consistent with our commitment to providing families the highest quality products, with the safety of our consumers being the company’s utmost priority. ”

The company announced a voluntary recall of its rising crust frozen pizzas on January 22, 2013 after learning a fine metal mesh screen failed at a third-party flour mill and fragments of flexible metal mesh were found in the flour and pizza dough. Annie’s initiated its voluntary recall as a precaution because the pieces of the fine wire were too small to be detected by the comprehensive metal control programs in place.

Mr. Foraker continued, “We are committed to Annie’s Rising Crust Frozen Pizza and will focus on building distribution for this line within our current retailers as we continue to expand in the frozen category. The consumer reaction to this product has been very enthusiastic, and we expect that our pizzas will remain strong performers in this space. We look forward to providing families with more delicious frozen meal options for those nights when it seems impossible to get dinner on the table.”

About Annie’s

Annie’s (NYSE: BNNY) is a natural and organic food company that offers great-tasting products in large packaged food categories. Annie’s products are made without artificial flavors and synthetic colors and preservatives regularly used in many conventional packaged foods. Today, Annie’s offers more than 125 products and is present in over 25,000 retail locations in the United States and Canada. Founded in 1989, Annie’s is committed to operating in a socially responsible and environmentally sustainable manner. For more information, visit www.annies.com.

Forward Looking Statements

Certain statements in this press release, including Annie’s statements regarding the timing of frozen pizza product shipments, the performance of our frozen pizza product and expansion in the frozen category are “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words like “continue,” “could,” “expect,” “may,” “plan,” “potential,” “future,” “will,” “seek” and similar terms or phrases. The forward-looking statements contained in this press release are based on management’s current expectations and are subject to uncertainty and changes in circumstances and are subject to significant risks. We cannot assure you that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to changes in global, national, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond our control. We believe that these factors include those disclosed in “Risk Factors” in our Form 10-K for fiscal 2012 filed with the U.S. Securities and Exchange Commission on June 8, 2012. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Media Contact:

Donald C. Cutler

Kekst and Company Incorporated for Annie’s

Tel: 415-852-3903

donald-ccutler@kekst.com